LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment No. 30 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS Series Trust X (the "Trust"), of my opinion dated November 25, 1998, appearing in Post-Effective Amendment No. 24 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on November 25, 1998.




                                     JAMES R. BORDERWICK, JR.
                                     ---------------------------------------
                                     James R. Bordewick, Jr.
                                     Assistant Clerk and Assistant Secretary

Boston, Massachusetts
September 21, 2000